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                                                                   EXHIBIT 10(d)

                            OXFORD INDUSTRIES, INC.
                             EXECUTIVE MEDICAL PLAN

                            EFFECTIVE APRIL 14, 2004

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                            OXFORD INDUSTRIES, INC.
                             EXECUTIVE MEDICAL PLAN

                            AS AMENDED AND RESTATED
                         EFFECTIVE AS OF APRIL 14, 2004

      Oxford Industries, Inc. hereby amends and restates the Oxford Industries, Inc. Executive Medical Plan (the "Plan") effective as of April 14, 2004.

                                   SECTION 1

                                  CONSTRUCTION

      The headings and subheadings in this Plan document have been set forth for convenience of reference only and shall have no substantive effect whatsoever. References to the singular shall include the plural, references to the plural shall include the singular and references to any section shall be to a section in this Plan unless otherwise indicated. This Plan shall be construed in accordance with the laws of the State of Georgia to the extent not preempted by federal law. This Plan shall not be construed to grant to any persons any rights against the Company or interest in this Plan in addition to those rights and interests required to be provided under the Code, ERISA or HIPAA.

                                   SECTION 2

                                  DEFINITIONS

      Wherever used in the text of this Plan document, the following capitalized terms have the following meanings, unless a different meaning is clearly required by the context.

2.1 Administrative Committee means the group of persons who are appointed by the Company's Board of Directors to administer the Plan.

2.2 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include a reference to the applicable provision of legislation amending or replacing such section.

2.3 Coverage Option means each benefit provided under this Plan as described from time to time in Exhibit A and the related attachments to Exhibit A.


2.4 Covered Person means each individual who is enrolled in and eligible to receive benefits under the Plan.

2.5   Company means Oxford Industries, Inc.

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2.6   ERISA means the Employee Retirement Income Security Act of 1974, as
      amended, and any successor statute. If an amendment to ERISA renumbers a section referred to in this Plan, any reference to such section shall automatically become a reference to such section as renumbered.

2.7 HIPAA means the Health Insurance Portability and Accountability Act of 1996, as amended, and any successor statute. If an amendment to HIPAA renumbers a section referred to in this Plan, any reference to such section shall automatically become a reference to such section as renumbered.

2.8 Plan means this Oxford Industries, Inc. Executive Medical Plan as set forth in this document and the Exhibits and related attachments, and all amendments to this document, Exhibits and attachments.

2.9   Plan Year means the calendar year.

                                   SECTION 3

                                    COVERAGE

      Each individual who satisfies the eligibility, enrollment and premium requirements for coverage under a particular Coverage Option (as such requirements are specified from time to time in Exhibit A and the related attachments) shall become a Covered Person under this Plan to the extent of coverage provided under such Coverage Option. Such coverage shall be effective as of the date a Covered Person completes all action required by the Company to receive coverage under a Coverage Option, including completion of an enrollment form, payment of the applicable premium for such coverage and satisfaction of any requirement to provide evidence of insurability or good health.

                                   SECTION 4

                                    BENEFITS

      Benefits shall be provided to each Covered Person in accordance with the terms and conditions set forth in Exhibit A and the related attachments based on the Coverage Option elected by or for such Covered Person.

                                   SECTION 5

                               SOURCE OF BENEFITS

5.1 Insurance Contracts. Coverage provided under each Coverage Option shall be provided through the purchase of insurance. Any insurance contract to provide such coverage shall be held in the name of the Company.

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5.2   Exclusive Source. Covered Persons shall look solely and exclusively for the payment of all claims under a Coverage Option to the insurance company issuing the insurance contract for such Coverage Option. No person shall have any right or interest or claim whatsoever to the payment of a benefit under this Plan from any person or source other than such insurance company.

5.3 Payment to Others. Any payment to or on behalf of a Covered Person, spouse or beneficiary or to their legal representatives or heirs-at-law, made in accordance with a provision of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Company.

                                   SECTION 6

                                     CLAIMS

6.1 Claims. All claims for benefits under a Coverage Option shall be made, processed and paid in accordance with the terms and conditions set forth in such Coverage Option, and each Covered Person shall file a claim for such benefit in accordance with the claims procedure set forth in such Coverage Option. A Covered Person may be required to provide or authorize the release of such information to this Plan as may be necessary to process the claim. The Company or insurance company may require a Covered Person or the person to whom payment is made on behalf of a Covered Person, as a condition precedent to such payment, to execute a receipt and release for such payment in such form as may be satisfactory to the Company.

6.2 Appealing a Claim. Any Covered Person whose claim for benefits under a particular Coverage Option has been denied shall be provided a reasonable opportunity for a full and fair review of his or her claim in accordance with ERISA and the terms of the particular Coverage Option.

      No Estoppel of Plan. No person is entitled to any benefit under this Plan except and to the extent expressly provided under this Plan. The fact that payments have been made from this Plan in connection with any claim for benefits under this Plan does not (i) establish the validity of the claim,
      (ii) provide any right to have such benefits continue for any period of time, or (iii) prevent this Plan from recovering the benefits paid to the extent that the Company determines that there was no right to payment of the benefits under this Plan. Thus, if a benefit is paid under this Plan and it is thereafter determined that such benefit should not have been paid (whether or not attributable to an error by the Covered Person or any other person), then the Company or insurance company may take such action as it deems necessary or appropriate to remedy such situation.

6.3 False Statements. The Company shall take such action as it deems appropriate under the circumstances, including denying benefits altogether under this Plan, with respect to any person who intentionally provides false or misleading information with respect to a claim for benefits under this Plan.

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                                   SECTION 7

                                     HIPAA

7.1 Introduction. The Company sponsors this Plan. Members of the Company's workforce have access to the individually identifiable health information of individuals for administrative functions of the Plan. HIPAA and its implementing regulations restrict the Plan's and the Company's ability to use and disclose Protected Health Information.

7.2 Protected Health Information (PHI). For purposes of this Plan, PHI means information that is created or received by the Plan or the Company (with limited exceptions permitted by HIPAA) that relates to the (i) past, present or future physical or mental health or condition of an individual,
      (ii) the provision of health care to an individual or (iii) the past, present or future payment for the provision of health care to an individual, and that identifies the individual or for which there is a reasonable basis to believe that the information can be used to identify the individual. PHI includes information of persons living or deceased. The Company shall have access to PHI from the Plan only as permitted by this Plan or as otherwise required or permitted by HIPAA.

7.3 Permitted Disclosure of Enrollment/Disenrollment Information. The Plan (or a health insurer or HMO with respect to the Plan) may disclose to the Company information on whether an individual is participating in the Plan, or is enrolled or has been disenrolled from an insured Coverage Option or HMO offered by the Plan.

7.4 Permitted Uses and Disclosures of Summary Health Information. The Plan (or a health insurance issuer or HMO with respect to the Plan) may disclose Summary Health Information to the Company, provided that the Company requests the Summary Health information for the purpose of (a) obtaining premium bids from health plans for providing health insurance coverage under the Plan or (b) modifying, amending or terminating the Plan. "Summary Health Information" means information that (a) summarizes the claims history, claims expenses or type of claims experience by individuals for whom the Company provided benefits under this Plan, and
      (b) from which the information described at 45 CFR Section 164.514(b)(2)(i) has been deleted, except that the geographic information described in 45 CFR Section 164.514(b)(2)(i)(B) need only be aggregated to the level of a five-digit zip code.

7.5 Permitted and Required Uses and Disclosures of Protected Health Information for Plan Administration Purposes. Unless otherwise permitted by law, and subject to the conditions of disclosure described in Section
      7.6 below and obtaining written certification pursuant to Section 7.8 below, the Plan (or a health insurance issuer or HMO on behalf of the Plan) may disclose PHI of individuals who participate or have participated in the Plan to the Company, provided that the Company uses or discloses such PHI only for plan administration purposes. "Plan Administration Purposes" means administration functions performed by the Company on behalf of the Plan, such as quality assurance, claims processing, auditing and monitoring. Plan administration functions do not include functions performed by the Company in connection with any other benefit or benefit plan of the Company, and they do not include any employment-related functions. Notwithstanding any provision of this Plan to the contrary, in no event shall the Company be permitted to use or disclose PHI in a manner that is inconsistent with 45 CFR Section 164.504(f).

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7.6   Conditions of Disclosure for Plan Administration Purposes. The Company
      agrees that with respect to PHI (other than enrollment/disenrollment information and Summary Health Information, which are not subject to these restrictions) disclosed to it by the Plan, the Company shall:

      a. not use or further disclose PHI other than as permitted or required by the Plan or as required by law;

      b. ensure that any agent, including a subcontractor, to whom it provides PHI received from the Plan agrees to the same restrictions and conditions that apply to the Company with respect to PHI;

      c. not use or disclose PHI for employment-related actions or in connection with any other benefit or employee benefit plan of the Company;

      d. report to the Plan any use or disclosure of the information that is inconsistent with the uses or disclosures provided for of which it becomes aware;

      e. make available PHI to comply with HIPAA's right to access in accordance with 45 CFR Section 164.524.

      f. make available PHI for amendment and incorporate any amendments to PHI in accordance with 45CFR Section 164.526.

      g. make available to the information required to provide an accounting of disclosures in accordance with 45 CFR Section 164.528.

      h. make its internal practices, books and records relating to the use and disclosure of PHI received from the Plan available to the Secretary of Health and Human Services for purposes of determining compliance by the Plan with HIPAA's privacy requirements.

      i. if feasible, return or destroy all PHI received from the Plan that the Company still maintains in any form and retain no copies of such information when no longer needed for the purpose for which such disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

      j. ensure that the adequate separation between the Plan and the Company (i.e., the "firewall") required in 45 CFR Section 164.504(f)(2)(iii) is satisfied.

      7.7 Adequate Separation Between the Plan and the Company. The Company shall allow the following employees access to PHI:

            a.    the Company's Privacy Director;

            b. members of Corporate Human Resources who work directly with the Privacy Director on behalf of the Plan;

            c. members of corporate and divisional information technology departments; and

            d.    members of the Company's internal audit department.

      No other member of the Company's workforce shall have access to PHI. These specified employees or classes of employees shall only have access to and use PHI to the extent necessary to perform the plan administration functions that the Company performs for the Plan. In the event that any of these specified employees do not comply with the provisions of this Section, that employee shall be subject to disciplinary action by the Company in accordance with its Privacy Policy.

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7.8   Company Certification. The Plan shall disclose PHI to the Company only upon the receipt of a certification by the Company that the Plan has been amended to incorporate the provisions of 45 CFR Section 164.504(f)(2)(ii), and that the Company agrees to the conditions of disclosure set forth in
      Section 7.6 hereof.

7.9 Organized Health Care Arrangement. The Company intends the Plan to form part of an Organized Health Care Arrangement (as defined in 45 CFR Section 160.103) along with any other benefit under a covered health plan (under 45 CFR Section 160.103) provided by the Company or a wholly-owned subsidiary of the Company.

                                   SECTION 8

                                NAMED FIDUCIARY

      The insurance company issuing a contract under which a Coverage Option is insured shall be the "named fiduciary" responsible for administering and controlling such benefits with all the power and discretion accorded to the Company under this Plan to carry out its responsibilities.

      The Company may designate in writing any person, such as a committee or third party administrator or administrators, to carry out any of its responsibilities under this Plan. Any such designee shall have the full power and responsibility of the Company under this Plan to the extent set forth in the document appointing such person. If the Company appoints a third party administrator or administrators, the Company may establish one or more accounts from which such third party administrator or administrators may make benefit payments pursuant to the terms and conditions of a written agreement between such third party administrator or administrators and the Company.

                                   SECTION 9

                                 ADMINISTRATION

      The Company shall have the complete discretionary authority to control the operation and administration of this Plan, with all powers necessary to enable the Company to properly carry out such responsibility, including, but not limited to, the power to construe the terms of this Plan, to determine a person's status, coverage and eligibility for benefits, and to resolve all administrative, interpretive, operational, equitable and other questions that shall arise in the operation and administration of this Plan, to bring any action at law or equity to enforce the terms of this Plan and to settle any and all disputed claims. Except as otherwise provided herein, the Company shall have the right to authorize the release to, or the gathering from, any other organization or person any information the Company deems necessary for the proper administration of the Plan. Any other person designated as responsible for a particular aspect of the control, management or administration of the Plan either by written agreement pursuant to Section 8 or as designated in Exhibit A and related attachments shall have the exclusive responsibility and complete discretionary authority to control those aspects of the operation and administration of this Plan with respect to which such designation is made, including, but not limited to, the power to determine a person's status, coverage and eligibility for benefits and to resolve all interpretive, operational, equitable and other questions that shall arise in the operation and administration of the particular aspect of this Plan over which

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such person has such discretionary authority, and to settle any and all disputed claims that may arise with respect to such aspect of this Plan.

      All actions or determinations by the Company or a person designated as responsible for a particular aspect of the control, management or administration of this Plan on all matters within the scope of their authority under this Plan shall be final, conclusive and binding on all persons.

      Except as otherwise provided herein, for purposes of implementing the coordination of benefit provisions of a particular Coverage Option or any other provision of similar purpose of another plan, or for purposes of determining the right of any individual to participate in this Plan or the right of any Covered Person claiming benefits under this Plan to such benefits, the Company, without the consent of or notice to any such Covered Person or individual, may release or obtain from any other person, company or organization any information with respect to such individual or Covered Person which the Company deems to be necessary for such purposes. Any such individual or Covered Person shall furnish to the Company or sign a release for such information as may be necessary to implement this provision.

                                   SECTION 10

                                    EXPENSES

      Any expenses related to the operation or administration of this Plan in providing benefits shall be paid out of the general assets of the Company.

                                   SECTION 11

                                INDEMNIFICATION

      The Company (to the extent permissible under applicable law and consistent with its charter and bylaws) shall indemnify any employee of the Company authorized to act on behalf of the Company under this Plan for any liability, loss, expense, assessment or other cost of any kind or description whatsoever, including legal fees and expenses, which he or she actually incurs as a result of acting on behalf of the Company and which is not attributable to fraud, willful misconduct or negligence by such person.

                                   SECTION 12

                           AMENDMENT AND TERMINATION

12.1 Amendment. The Company reserves the right at any time and from time to time to amend this Plan and Exhibits and related attachments in any respect whatsoever in a writing approved by the Administrative Committee and signed by an officer of the Company. An amendment may be made retroactively and may affect the payment of benefits under this Plan.

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12.2  Termination. The Company reserves the right at any time to terminate this
      Plan in a writing approved by the Administrative Committee and signed by an officer of the Company. After such termination, neither the Company nor any Covered Person shall have any obligation or duty whatsoever to make further premium payments or contributions to this Plan except for those contributions deemed necessary by the Company to pay the expenses of this Plan accrued through the date of termination.

                                   SECTION 13

                                 MISCELLANEOUS

13.1 Spendthrift Clause. Except to the extent permitted by law, no benefit payable under this Plan shall be subject to the claim of any creditor of a Covered Person or to any legal process by any creditor of such person, and no Covered Person shall have any right to alienate, commute, anticipate, or assign all or any portion of any benefit payable under this Plan. Notwithstanding the foregoing, this Section 13.1 shall not preclude payment directly to a service provider, if benefits under a Coverage Option are assignable and the Covered Person makes a valid assignment of benefits, or the enforcement of a federal tax levy made pursuant to Code
      Section 6331, or the enforcement of a Qualified Medical Child Support Order or the collection of an unpaid tax judgment.

13.2 Legally Incompetent. The Company may in its discretion direct payment to an incompetent or disabled Covered Person, whether because of minority or mental or physical disability, to the guardian of such Covered Person, or to the person having custody of such Covered Person, without further liability on the part of the Company, its officers, directors, employees or agents for the amount of the payment.

13.3 Reporting and Disclosure. Except to the extent delegated to another, the Company shall act as the plan administrator for purposes of satisfying any reporting and disclosure requirements applicable to this Plan under ERISA.

13.4 Agent for Service of Process. The agent for service of process for this Plan shall be the person or persons listed as such in Exhibit A and related attachments.

13.5 Plan Not an Employment Contract. This Plan shall not be a contract of employment and participation in the Plan shall not give any employee the right to be retained in the employ of the Company nor, upon termination of employment, to have any interest in the general assets of the Company except as expressly provided in the Plan.

13.6 Discrimination. The Company shall take such action as it deems necessary and appropriate to administer this Plan in a manner which satisfies the applicable nondiscrimination requirements of the Code to the extent such requirements are applicable to the benefits provided under this Plan.

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IN WITNESS WHEREOF, the Company has caused this Plan to be executed this ______
day of April, 2004.

                                      OXFORD INDUSTRIES, INC.

                                      By:_______________________________________
                                         Thomas C. Chubb III
                                         Vice President - Law and Administration

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                                   EXHIBIT A
                 OXFORD INDUSTRIES, INC. EXECUTIVE MEDICAL PLAN

      The following coverage options shall be available under this Plan:

1. Medical Coverage as provided under an insurance contract with Exec-U-Care as described in Attachment One.